Exhibit 8

Principal Subsidiary Undertakings of BG Group plc

Principal Subsidiary Undertaking	Country of incorporation	Name under which principal subsidiary undertaking does business

BG Energy Holdings Limited*	England	BG Energy Holdings Limited

BG International Limited	England	BG International Limited

BG International (CNS) Limited	England	BG International (CNS) Limited

BG International (NSW) Limited	England	BG International (NSW) Limited

BG Karachaganak Limited	England	BG Karachaganak Limited

BG Tunisia Limited	England	BG Tunisia Limited

British Gas Trinidad and Tobago Limited	England	British Gas Trinidad and Tobago Limited

British Gas Asia Pacific Pte Limited	Singapore	British Gas Asia Pacific Pte Limited

BG North Sea Holdings Limited	England	BG North Sea Holdings Limited

BG Egypt S.A.	Cayman Islands	BG Egypt S.A.

BG Exploration and Production India Limited	Cayman Islands	BG Exploration and Production India Limited

BG Canada Exploration and Production, Inc.	Canada	BG Canada Exploration and Production, Inc.

Mauritania Holdings BV	Netherlands	Mauritania Holdings BV

BG LNG Services, LLC	USA	BG LNG Services, LLC

BG Gas Marketing Limited	England	BG Gas Marketing Limited

Companhia de Gás de São Paulo – COMGAS (a)	Brazil	Comgas

MetroGAS S.A. (b)	Argentina	MetroGAS

Gujarat Gas Company Limited	India	Gujarat Gas Company Limited

Premier Power Limited	Northern Ireland	Premier Power Limited

*	Shares are held by the Company where marked with an asterisk. Others are held by subsidiary undertakings.

(a)	The Company holds its interest in Companhia de Gás de São Paulo – COMGAS (Comgas) indirectly through its wholly-owned subsidiary undertaking BG São Paulo Investments B.V. which holds a 95.8% interest in Integral Investments B.V. which, in turn, holds ordinary shares in Comgas.

(b)	Although the Company only has a 45.1% holding in MetroGAS S.A. (MetroGAS), it has a controlling interest through a 54.7% holding in Gas Argentino S.A., which has a 70% interest in MetroGAS, together with a 6.8% holding in MetroGAS via wholly-owned subsidiary undertakings.